SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

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RUDDICK CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RUDDICK CORPORATION

301 S. Tryon Street, Suite 1800
Charlotte, North Carolina 28202

December 22, 2003

TO THE SHAREHOLDERS OF
       RUDDICK CORPORATION

       The Annual Meeting of the Shareholders of your Company will be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, on Thursday, February 19, 2004 at 10:00 A.M., local time. The Notice of the Annual Meeting of Shareholders and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a form of proxy, are enclosed.

      Detailed information relating to the Company's activities and operating performance is contained in our 2003 Annual Report, which is also enclosed.

      You are cordially invited to attend the Annual Meeting of Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

                                                                      Sincerely,

                                                                      /S/ THOMAS W. DICKSON
                                                                      Thomas W. Dickson
                                                                      President and Chief Executive Officer

RUDDICK CORPORATION

Notice of Annual Meeting of Shareholders

To be held on
February 19, 2004

To our Shareholders:

      The Annual Meeting of the Shareholders of Ruddick Corporation will be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, on Thursday, February 19, 2004, at 10:00 A.M., local time, for the following purposes:

1. To elect four directors of the Company for three-year terms; and

2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

      Pursuant to the provisions of the North Carolina Business Corporation Act, December 12, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and accordingly, only holders of the Company's Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     You are cordially invited to attend the Annual Meeting. In the event you will be unable to attend, please sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the Annual Meeting. A return envelope is enclosed for your convenience.

     By order of the Board of Directors.

                                                                                                         Douglas J. Yacenda
                                                                                                         Secretary

December 22, 2003

RUDDICK CORPORATION

Proxy Statement

Annual Meeting of Shareholders
to be held on
February 19, 2004

     The following statement, first mailed or delivered to shareholders on or about December 22, 2003, is furnished in connection with the solicitation by the Board of Directors of Ruddick Corporation (herein called the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, February 19, 2004, at 10:00 A.M., local time, in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina, and at any adjournment or adjournments thereof. The principal executive offices of the Company are located at 301 S. Tryon Street, Suite 1800, Charlotte, North Carolina 28202.

     The accompanying form of proxy is for use at the Annual Meeting if a shareholder will be unable to attend in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised either by notice to the Corporate Secretary or by submitting a proxy having a later date, or it may be revoked by such person by appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted in favor of electing as directors of the Company the four persons named in this Proxy Statement, each to serve until the third annual meeting of shareholders following his or her election, and in the discretion of the proxy holders on any other matters presented at the Annual Meeting.

     The entire cost of soliciting these proxies will be borne by the Company. In addition to the original solicitation of the proxies by mail, the Company may request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the Company's Common Stock (the "Common Stock") and secure their voting instructions and will reimburse them for their reasonable expense in so doing. If necessary, the Company may also use one or more of its regular employees, who will not be specially compensated, to solicit proxies from the shareholders, either in person, by telephone or by special letter.

     Pursuant to the provisions of the North Carolina Business Corporation Act, December 12, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of the Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 46,284,364 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors.

PRINCIPAL SHAREHOLDERS

The following persons are known to the Company to be, as of October 15, 2003, the beneficial owners of more than five percent of the Common Stock. The nature of beneficial ownership of the shares included is presented in the notes following the table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent Of Class
T. Rowe Price Trust Company Trustee of the Ruddick Employee Stock Ownership Plan (2) Post Office Box 89000 Baltimore, Maryland 21289	8,355,693	18.1%
Alan T. Dickson (3) 301 S. Tryon Street, Suite 1800 Charlotte, North Carolina 28202	3,441,259	7.4%
Southeastern Asset Management, Inc. (4) Longleaf Partners Small-Cap Fund 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	3,394,100	7.3%
R. Stuart Dickson (5) 301 S. Tryon Street, Suite 1800 Charlotte, North Carolina 28202	2,675,210	5.8%

_________________

(1) "Beneficial Ownership," for purposes of the table, is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The number of shares beneficially owned is as of October 15, 2003 unless otherwise indicated.
(2) T. Rowe Price Trust Company, in its capacity as directed trustee, has sole investment power with respect to the number of shares indicated and votes shares held by the Ruddick Employee Stock Ownership Plan (the "ESOP") that have been allocated to individual accounts in accordance with the participants' instructions, does not vote allocated shares as to which no instructions are received and votes the unallocated shares as directed by the fiduciary named under the ESOP.
(3) The amount shown includes 1,660,965 shares of Common Stock owned of record and beneficially by Alan T. Dickson or by certain trusts of which he is a trustee and beneficiary, as to which he has sole voting and investment power; 2,000 shares of Common Stock that may be acquired upon the exercise of stock options that are currently exercisable as to which he would have sole voting and investment power on acquisition; 1,689,998 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by R. Stuart Dickson; and 88,296 shares of Common Stock held in an estate of which he is sole executor and a beneficiary.
(4) Southeastern Asset Management, Inc., an investment advisor registered under the Investment Advisors Act of 1940 ("Southeastern"), shares voting and investment powers with respect to 3,394,100 shares with its client Longleaf Partners Small-Cap Fund, an investment company registered under the Investment Company Act of 1940 ("Longleaf").
(5) The amount shown includes 956,052 shares of Common Stock owned of record and beneficially by R. Stuart Dickson, as to which he has sole voting and investment power; 2,000 shares of Common Stock that may be acquired upon the exercise of stock options that are currently exercisable as to which he would have sole voting and investment power on acquisition; 1,689,998 shares of Common Stock owned of record and beneficially by The Dickson Foundation, Inc., a charitable foundation, as to which he shares voting and investment power and which are also included in the table as being beneficially owned by Alan T. Dickson; and 27,160 shares of Common Stock owned of record and beneficially by his spouse, as to which she has sole voting and investment power and as to which he disclaims beneficial ownership.

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ELECTION OF DIRECTORS

     Under the Company's Bylaws, the Board of Directors of the Company shall consist of not less than nine nor more than thirteen members, which number shall be fixed and determined from time to time by resolution of the shareholders. The Bylaws further provide that the directors shall be divided into three classes having staggered three-year terms, so that the terms of approximately one-third of the directors will expire each year, and that any vacancies in the Board may be filled by a majority vote of the Board of Directors or by the shareholders. The number of directors is currently fixed at twelve.

     The terms of four of the directors expire at the Annual Meeting. During the past year, the Board of Directors appointed Mr. Bailey W. Patrick to the Board of Directors to fill a vacancy in the class of directors with a term expiring in 2004 created by the retirement of Mr. Roddey Dowd, Sr. The Board of Directors has nominated the four persons listed below to be elected as directors at the Annual Meeting, each for a term to expire in 2007. Each nominee currently is a member of the Board of Directors.

     It is intended that the persons named as proxies in the accompanying form of proxy will vote to elect as a director each of the four nominees listed below, each to serve until the 2007 annual meeting of shareholders or until such nominee's successor shall be elected and qualified to serve, in each case unless authority to so vote is withheld. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy. Directors will be elected by a plurality of the votes cast. Therefore, while votes withheld from director nominees (including abstentions and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting, such votes withheld will not have the effect of a "negative" vote with respect to the election of directors. The Board of Directors recommends that the shareholders vote to elect all of the nominees as directors.

     Set forth below is the name of each nominee for election to the Board of Directors and each member of the Board of Directors whose term will not expire at the Annual Meeting, as well as each such person's age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which such person is employed, the period during which such person has served as a director, all positions and offices that such person holds with the Company and such person's directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or companies registered as an investment company under the Investment Company Act of 1940.

Nominees for Terms Expiring in 2007

     ALAN T. DICKSON, age 72, has been Chairman of the Board of Directors since February 1994. Prior to that time, he served as President of the Company from 1968 until 1994. Effective May 1, 2002, Mr. Dickson retired from the Company as an officer and employee, but retains his position as Chairman of the Board of Directors in a non-executive capacity. He has been a director of the Company since 1968 and also serves as a director of Lance, Inc. and Bassett Furniture Industries, Incorporated.

     ANNA SPANGLER NELSON, age 41, has been President of C.D. Spangler Construction Co., a company involved in real estate and investment activities, since August 1997. Ms. Nelson has also served as a general partner of the Wakefield Group, a venture capital company, since September 1988. She has been a director of the Company since 1998.

    BAILEY W. PATRICK, age 42, has been the President of Grubb & Ellis/Bissell Patrick, a company involved in commercial real estate, brokerage and development, since September 1998. Mr. Patrick has been a director of the Company since August 2003.

     ROBERT H. SPILMAN, JR., age 47, has been the President and Chief Executive Officer of Bassett Furniture Industries, Incorporated, a furniture manufacturer and distributor, since March 2000. Prior thereto, from May 1997 to March 2000, he was President and Chief Operating Officer of Bassett Furniture Industries, Incorporated.

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Mr. Spilman has been a director of the Company since August 2002 and also serves as a director of Bassett Furniture Industries, Incorporated.

Continuing Directors with Terms Expiring in 2005

     EDWIN B. BORDEN, JR., age 69, is the President and Chief Executive Officer of The Borden Manufacturing Company, a private textile management holding company. He has been a director of the Company since 1991 and also serves as a director of Progress Energy, Inc., Jefferson-Pilot Corporation and Winston Hotels, Inc.

     JOHN P. DERHAM CATO, age 53, has been the President, Vice Chairman of the Board and Chief Executive Officer of The Cato Corporation, a specialty apparel retailer, since May 1999. Prior to that time, Mr. Cato was the President, Vice Chairman of the Board and Chief Operating Officer of The Cato Corporation from June 1997 to May 1999. Mr. Cato has been a director of the Company since November 2002 and also serves as a director of The Cato Corporation.

     R. STUART DICKSON, age 74, has been Chairman of the Executive Committee of the Board of Directors since February 1994. Prior to that time, he served as Chairman of the Board of Directors from 1968 until 1994. Effective May 1, 2002, Mr. Dickson retired from the Company as an officer and employee, but retains his position as Chairman of the Executive Committee of the Board of Directors in a non-executive capacity. He has been a director of the Company since 1968 and also serves as a director of Textron, Inc. and Dimon Incorporated.

     ISAIAH TIDWELL, age 58, has been the Georgia Wealth Management Director and Executive Vice President of Wachovia Bank, N.A. since September 2001. Prior to that time, he served as the President, Georgia Banking of Wachovia Bank from July 1999 to September 2001, and as Executive Vice President in charge of Wachovia Bank's North Carolina Southern Region from 1995 to 1999. Mr. Tidwell has been a director of the Company since 1999 and also serves as a director of Lance, Inc.

Continuing Directors with Terms Expiring in 2006

     JOHN R. BELK, age 44, has been President - Finance, Systems and Operations of Belk Inc., retail merchants, since May 1998. Prior to that time, he served as President and Chief Operating Officer of Belk Stores Services, Inc., from March 1997 to May 1998. He has been a director of the Company since 1997 and also serves as a director of ALLTEL Corporation, Bank of America Corporation and Belk, Inc.

     THOMAS W. DICKSON, age 48, is the President and Chief Executive Officer of the Company and has been President and principal executive officer since February 1997. Before his election as President, he served as Executive Vice President of the Company from February 1996 to February 1997. Prior to that time, from February 1994 to February 1996 he served as President of, and from February 1991 to February 1994 he served as Executive Vice President of, American & Efird, Inc., an indirect wholly owned subsidiary of the Company engaged in the manufacture and distribution of sewing thread. He has been a director of the Company since 1997.

     JAMES E. S. HYNES, age 63, was the Chairman of the Board of Hynes Inc., a manufacturer's representative, from September 1986 until October 2000. He has been a director of the Company since 1983.

     HAROLD C. STOWE, age 57, has been President and Chief Executive Officer of Canal Holdings, LLC, a real estate and asset management company since October 2001. Prior to that time, he was the President and Chief Executive Officer of Canal Industries, Inc., a forest products company, from March 1997 until October 2001 and served as Co-President of Canal Industries, Inc. from 1996 until March 1997. Mr. Stowe has been a director of the Company since 1998 and also serves as a director of SCANA Corporation.

     Alan T. Dickson and R. Stuart Dickson are brothers, and Thomas W. Dickson is the son of R. Stuart Dickson and the nephew of Alan T. Dickson. No other director has a family relationship with any other executive officer, director or nominee for director of the Company as close as first cousin.

Directors' Fees and Attendance

     The Company compensates each director who is not currently an employee of the Company or its subsidiaries in the amount of $22,000 ($52,000 with respect to each of the Chairman of the Board and the Chairman of the Executive Committee) per year for services as a director, plus $1,000 for each Board of

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Directors or committee meeting attended. In addition, the Chairman of the Audit Committee also receives $1,000 for each pre-earnings release meeting attended. In connection with their retirement as executive officers of the Company, Mr. Alan T. Dickson, the Chairman of the Board of Directors, and Mr. R. Stuart Dickson, the Chairman of the Executive Committee of the Board of Directors, each became entitled to certain additional benefits which are described in more detail elsewhere herein under the heading "Certain Relationships and Related Transactions." Non-employee directors of the Company may defer the payment of the annual fee and board meeting fees to a future period pursuant to the Company's Director Deferral Plan. The deferred fees are converted into a number of shares of Common Stock with a fair market value equal to the value of the retainer or fees deferred, and the number of shares are then credited to the director's account (along with the amount of any dividends or stock distributions). The Company uses a non-qualified trust to purchase and hold Common Stock to satisfy the Company's obligation under the Director Deferral Plan, and the directors are general creditors of the Company in the event the Company becomes insolvent. Upon termination of service as a director or in the event of death, shares of Common Stock or cash, in the discretion of the Compensation and Special Stock Option Committee of the Board of Directors (the "Compensation Committee") will be distributed to the director or a designated beneficiary.

     Under the Company's 1995 Comprehensive Stock Option Plan (the "1995 Plan"), the Company automatically granted each non-employee director at the time the 1995 Plan was adopted a ten-year option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant of the option. In addition, under the 1995 Plan, the Company automatically grants a ten-year option to purchase 10,000 shares of Common Stock to each new non-employee director upon his or her initial election as director. These options are immediately vested, and the exercise price per share of these options is equal to the fair market value of the Common Stock on the date of the director's election. The Company's 2000 Comprehensive Stock Option and Award Plan (the "2000 Plan") as well as the 2002 Comprehensive Stock Option and Award Plan (the "2002 Plan") contain provisions to continue such automatic option grants. During the past fiscal year, in accordance with the terms of the above-referenced option plans, the Company granted a ten-year option to purchase 10,000 shares at an exercise price of $14.49 per share to John P. Derham Cato, upon his election as a director on November 21, 2002 and a ten-year option to purchase 10,000 shares at an exercise price of $16.82 per share to Bailey W. Patrick, upon his election as a director on August 21, 2003.

     In addition to the compensation discussed earlier, the Company grants additional stock options to its non-employee directors from time to time. At the meeting of the Board of Directors held on November 21, 2002, each of John R. Belk, Edwin B. Borden, Jr., Alan T. Dickson, R. Stuart Dickson, Roddey Dowd, Sr., James E. S. Hynes, Anna Spangler Nelson, Robert H. Spilman, Jr., Harold C. Stowe and Isaiah Tidwell, constituting all of the non-employee directors of the Company at the time of the meeting, were granted options to purchase 2,000 shares of Common Stock at an exercise price of $14.49 per share, the then fair market value of the Common Stock, pursuant to the 2000 Plan. These options are immediately vested and expire on November 21, 2012.

     The Company also provides $100,000 of term life insurance coverage for each such non-employee director, excluding Alan T. Dickson and R. Stuart Dickson.

     The Board of Directors held four meetings during fiscal 2003. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of all committees of the Board of Directors on which they served during fiscal 2003.

Committees of the Board

     The Company's Board of Directors has the following standing committees: (i) the Executive Committee, whose current members are R. Stuart Dickson (Chair), Alan T. Dickson, Thomas W. Dickson and Isaiah Tidwell; (ii) the Audit Committee, whose current members are Harold C. Stowe (Chair), John P. Derham Cato, Anna Spangler Nelson, and Robert H. Spilman, Jr.; (iii) the Compensation Committee, whose current members are James E. S. Hynes (Chair), John R. Belk and John P. Derham Cato; (iv) the Retirement Benefits Committee, whose current members are John R. Belk (Chair), Edwin B. Borden, Jr., James E. S. Hynes and Isaiah Tidwell;

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and (v) the Corporate Governance and Nominating Committee, whose current members are Edwin B. Borden, Jr. (Chair), Anna Spangler Nelson and Robert H. Spilman, Jr. Below is a description of each committee of the Board of Directors.

     Executive Committee: Subject to limitations under North Carolina law, the Executive Committee may exercise all of the authority of the Board of Directors in the management of the Company. The Executive Committee did not meet during fiscal 2003.

     Audit Committee: The Audit Committee, among other things, is responsible for the appointment, compensation and oversight of the independent auditors and reviews the financial statements, audit reports, internal controls and internal audit procedures. Each member of the Audit Committee is an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Audit Committee met seven times during fiscal 2003.

     Compensation and Special Stock Option Committee: The Compensation Committee assesses the Company's overall compensation programs and philosophies. Among other things, it recommends to the Board of Directors for its approval the salaries and incentive compensation for executive officers. As a result of amendments made to the Compensation Committee Charter during November 2003, in the future, the Compensation Committee will recommend to the independent members of the Board of Directors for their approval the salary and incentive compensation of the President and Chief Executive Officer. The Compensation Committee also approves the salaries and the incentive compensation for other holding company officers and reviews the compensation and incentive compensation for other key employees of the Company's subsidiaries. In addition, the Compensation Committee grants stock options to the employees of the Company and its subsidiaries pursuant to the Company's stock option plans and reports such actions to the Board of Directors. Each member of the Compensation Committee is an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Compensation Committee met twice and acted twice by unanimous written consent during fiscal 2003. See "Report of the Compensation and Special Stock Option Committee."

     Retirement Benefits Committee: The Retirement Benefits Committee has the overall responsibility and authority for Company retirement plans. The Retirement Benefits Committee met once during fiscal 2003.

     Corporate Governance and Nominating Committee: The Corporate Governance and Nominating Committee reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance and Nominating Committee monitors and evaluates the performance of the directors on a continuing basis, individually and collectively. The Committee also periodically reviews the Company's corporate governance principles and recommends changes to the Board of Directors. Each member of the Corporate Governance and Nominating Committee is an independent director, in accordance with the independence requirements of the New York Stock Exchange. The Corporate Governance and Nominating Committee met three times during fiscal 2003. The Corporate Governance and Nominating Committee will consider nominations for directors from shareholders. The Company's Bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at a meeting of shareholders. A copy of such provision is available upon request to: Ruddick Corporation, 301 South Tryon Street, Suite 1800, Charlotte, North Carolina 28202, Attention: Corporate Secretary.

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Beneficial Ownership of Company Stock

     The following table presents information regarding the beneficial ownership of the Common Stock, within the meaning of applicable securities regulations, of all current directors of the Company and the executive officers named in the Summary Compensation Table included herein, and of such directors and all executive officers of the Company as a group, all as of October 15, 2003. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

Name	Shares of Common Stock Beneficially Owned (1)	Percent of Class
John R. Belk	19,552 (2)	*
Edwin B. Borden, Jr.	33,000 (3)	*
John P. Derham Cato.	10,000 (4)	*
Alan T. Dickson	3,441,259 (5)	7.4%
R. Stuart Dickson	2,675,210 (6)	5.8%
Thomas W. Dickson	277,905 (7)	*
James E. S. Hynes	55,780 (3)	*
Fred A. Jackson	94,609 (8)	*
Frederick J. Morganthall, II	76,986 (9)	*
Anna Spangler Nelson	29,000 (10)	*
Bailey W. Patrick	10,000 (4)	*
Robert H. Spilman, Jr.	12,040 (11)	*
Harold C. Stowe	20,127 (12)	*
Isaiah Tidwell	16,000 (13)	*
John B. Woodlief	47,939 (14)	*
All directors and executive officers as a group (15 persons)	5,129,409 (15)	11.0%

___________

* Less than 1%

(1)    The table includes shares allocated under the ESOP to individual accounts of those named persons and group members who participate in the ESOP, the voting of which is directed by such named persons or group members, as appropriate. The table does not include any unallocated shares held by the ESOP, which are voted by T. Rowe Price Trust Company as directed by the fiduciary named under the ESOP. See Note 1 to "PRINCIPAL SHAREHOLDERS."
(2)   Includes 18,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Belk would have sole voting and investment power upon acquisition.
(3)   Includes 19,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.
(4)   Represents 10,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such director would have sole voting and investment power upon acquisition.
(5)   See Note 3 under "PRINCIPAL SHAREHOLDERS."
(6)   See Note 5 under "PRINCIPAL SHAREHOLDERS."
(7)   Includes 189,381 shares owned of record and beneficially by Mr. Dickson, as to which he has sole voting and investment power; 16,148 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; 10,676 shares held as custodian for his minor children, as to which he has sole voting and investment power; and 61,700 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 15, 2003, as to which he would have sole voting and investment power upon acquisition.
(8)   Includes 26,306 shares owned of record by Mr. Jackson jointly with his spouse, as to which he shares voting and investment power; 18,203 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; and 50,100 shares that may be acquired by

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him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 15, 2003, as to which he would have sole voting and investment power upon acquisition.
(9)   Includes 12,969 shares owned of record and beneficially by Mr. Morganthall, as to which he has sole voting and investment power; 8,417 shares allocated to his ESOP account, as to which he has sole voting power, but no investment power except under limited circumstances; and 55,600 shares that may be acquired by him upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 15, 2003, as to which he would have sole voting and investment power upon acquisition.
(10)  Includes 17,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Ms. Nelson would have sole voting and investment power upon acquisition; and 12,000 shares owned by a corporation with respect to which she has shared voting and investment power and is deemed the beneficial owner.
(11)   Includes 12,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Spilman would have sole voting and investment power upon acquisition.
(12)   Includes 17,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Stowe would have sole voting and investment power upon acquisition.
(13)   Represents 16,000 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which Mr. Tidwell would have sole voting and investment power upon acquisition.
(14)   Includes 47,000 shares that may be acquired by Mr. Woodlief upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 15, 2003, as to which he would have sole voting and investment power upon acquisition; and 939 shares allocated to his ESOP account, as to which he has sole voting power, but not investment power except under limited circumstances.
(15)   Includes (i) 3,356,544 shares, including 356,400 that may be acquired upon the exercise of stock options that are currently exercisable or become exercisable within sixty days of October 15, 2003, as to which such persons have, or would have upon acquisition, sole voting and investment power; (ii) 1,701,998 shares as to which they have shared voting and investment power (certain of such securities are deemed beneficially owned by more than one of the listed directors and officers); (iii) 43,707 shares allocated to their respective ESOP accounts, as to which they have sole voting power, but no investment power except under limited circumstances; and (iv) 27,160 shares beneficially owned by a listed individual's spouse, as to which such persons disclaim beneficial ownership.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines and Committee Charters

     In furtherance of its longstanding goal of providing effective governance of the Company's business and affairs for the benefit of shareholders, the Board of Directors of the Company approved Corporate Governance Guidelines. The Guidelines are available on the Company's website at www.ruddickcorp.com and print copies are available to any shareholder that requests a copy. In addition, committee charters for the Company's Audit Committee, Compensation and Special Stock Option Committee and Corporate Governance and Nominating Committee are also included on the Company's website.

Director Independence

     The Board of Directors has determined that all of its members are independent and meet the independence requirements of the New York Stock Exchange, except for Alan T. Dickson, R. Stuart Dickson and Thomas W. Dickson. The Board's standards for determining director independence are available on the Company's website referenced above.

Audit Committee Financial Experts

     The Board of Directors has determined that at least one member of the Audit Committee, Harold C. Stowe, is an audit committee financial expert. Mr. Stowe is "independent" as that term is defined in the New York Stock Exchange Listed Company Manual.

Executive Sessions of Non-Management Directors

     Non-management Board members will meet without management present at regularly scheduled executive sessions. In addition, to the extent that, from time to time, the group of non-management directors includes directors that are not independent, at least once a year there will be scheduled an executive session including only independent directors. The Chairman of the Corporate Governance and Nominating Committee will preside over meetings of the non-management or independent directors.

Code of Ethics and Code of Business Conduct and Ethics

     The Company has adopted a written Code of Ethics (the "Code of Ethics") that applies to the Company's President and Chief Executive Officer, Vice President-Finance and Chief-Financial Officer and Vice President and Treasurer. The Company has also adopted a Code of Business Conduct and Ethics (the "Code of Conduct") that applies to all employees, officers and directors of the Company as well as any subsidiary company officers that are executive officers of the Company. Each of the Company's operating subsidiaries maintains a code of ethics tailored to their businesses. The Code of Ethics and Code of Conduct are available on the Company's website referenced above, under the "Corporate Governance" caption and print copies are available to any shareholder that requests a copy. Any amendments to the Code of Ethics or Code of Conduct, or any waivers of the Code of Ethics, or any waiver of the Code of Conduct for directors or executive officers, will be disclosed on the Company's website promptly following the date of such amendment or waiver. Information on the Company's website, however, does not form a part of this Proxy Statement.

Communications with Directors

     You may communicate directly with any member or committee of the Board of Directors by writing to: Ruddick Corporation Board of Directors, c/o Corporate Secretary, 301 S. Tryon St, Suite 1800, Charlotte, North Carolina 28202.

                                                                                           9

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors which is attached hereto as Appendix A. The Company has affirmed to the New York Stock Exchange that the Board of Directors has determined that all members of the Audit Committee are "independent" as defined in the New York Stock Exchange Listed Company Manual.

     Management is responsible for the Company's internal controls and the financial reporting process. KPMG LLP, the Company's independent auditors, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company's independent auditors.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards).

     The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2003.

                                                                        SUBMITTED BY THE AUDIT COMMITTEE

                                                                         John P. Derham Cato
                                                                         Anna Spangler Nelson
                                                                         Robert H. Spilman, Jr.
                                                                         Harold C. Stowe

                                                                                       10

EXECUTIVE COMPENSATION

Compensation Summary

     The following table sets forth a summary of all compensation paid to or accrued for each person who was an executive officer of the Company during the fiscal year, and for the chief executive officer of the Company during such fiscal year, in each case for services rendered in all capacities during the periods indicated:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position					Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation($)
	Fiscal Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)

Thomas W. Dickson	2003	390,000	259,740	-	0	15,000	0	25,389 (4)
President, Chief	2002	345,000	158,562	-	0	40,000	0	35,252
Executive Officer and	2001	330,000	101,633	-	0	9,000	0	31,435
Director of the Company

John B. Woodlief	2003	327,600	181,818	-	0	10,000	0	33,711 (5)
Vice President--Finance	2002	315,000	120,645	-	0	25,000	0	42,644
and Chief Financial	2001	300,000	76,995	-	0	25,000	0	38,782
Officer of the Company

Fred A. Jackson	2003	257,500	17,756	-	0	10,000	0	26,226 (6)
President of	2002	247,500	25,019	-	0	25,000	0	35,530
American & Efird, Inc.(3)	2001	247,500	0	-	0	7,500	0	31,735

Frederick J. Morganthall, II	2003	273,500	167,519	-	0	10,000	0	22,952 (7)
President of Harris	2002	265,000	155,025	-	0	15,000	0	31,043
Teeter, Inc. (3)	2001	250,000	95,000	-	0	7,000	0	24,524

____________

(1) Amounts represent awards earned during the fiscal year indicated but which are paid in the subsequent fiscal year.
(2) Excludes perquisites and other personal benefits that, in the aggregate, did not exceed the lesser of $50,000 or 10% of the total amount reported above as annual salary and bonus in a particular year for the executive officers listed above.
(3) American & Efird, Inc. and Harris Teeter, Inc. are indirect wholly owned subsidiaries of the Company.
(4) Includes (i) the value of certain premiums paid by the Company under the Key Employee Life Insurance Plan for Key Employees of Ruddick Corporation ("Key Life Plan") in the amount of $12,685 and the taxable value of the insurance provided under the Ruddick Corporation Senior Officers Insurance Program ("Senior Officers Insurance Program") in the amount of $1,222, (ii) the value of executive long-term disability premiums paid by the Company under the Executive Long Term Disability Plan ("Disability Plan") in the amount of $2,839 and (iii) contributions by the Company for fiscal 2003 to certain defined contribution plans in the amount of $8,643.
(5) Includes (i) the value of certain premiums paid by the Company under the Key Life Plan in the amount of $18,144 and the taxable value of the insurance provided under the Senior Officers Insurance Program in the amount of $1,663, (ii) the value of executive long-term disability premiums paid by the Company under the Disability Plan in the amount of $3,432 and (iii) contributions by the Company for fiscal 2003 to certain defined contribution plans in the amount of $10,472.
(6) Includes (i) the value of certain premiums paid by the Company under the Key Life Plan in the amount of $12,097 and the taxable value of the insurance provided under the Senior Officers Insurance Program in the amount of $2,702, (ii) the value of executive long-term disability premiums paid by the Company under the Disability Plan in the amount of $3,558 and (iii) contributions by the Company for fiscal 2003 to certain defined contribution plans in the amount of $7,869.
(7) Includes (i) the value of certain premiums paid by the Company under the Key Life Plan in the amount of $11,072 and the taxable value of the insurance provided under the Senior Officers Insurance Program in the amount of $2,272, (ii) the value of executive long-term disability premiums paid by the Company under the

                                                                                                        11

Disability Plan in the amount of $3,501 and (iii) contributions by the Company for fiscal 2003 to certain defined contribution plans in the amount of $6,107.

 Pension Plans

     The Company provides certain retirement benefits for each of the executives included in the Summary Compensation Table pursuant to the Ruddick Supplemental Executive Retirement Plan (the "SERP"), the Ruddick Corporation Employees' Pension Plan (the "Pension Plan") and Social Security. The following table shows the estimated annual benefits generally payable at normal retirement to an executive who participates in the SERP and the Pension Plan, in specified average compensation and years of service classifications.

Pension Plan Table (1)
		Annual Benefit upon Retirement with Years of Service Indicated
Final Average Earnings		5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$125,000	. . . . . . . . .	$17,188	$34,375	$51,563	$68,750	$68,750	$68,750	$68,750
150,000	. . . . . . . . .	20,625	41,250	61,875	82,500	82,500	82,500	82,500
175,000	. . . . . . . . .	24,063	48,125	72,188	96,250	96,250	96,250	96,250
200,000	. . . . . . . . .	27,500	55,000	82,500	110,000	110,000	110,000	110,000
225,000	. . . . . . . . .	30,938	61,875	92,813	123,750	123,750	123,750	123,750
250,000	. . . . . . . . .	34,375	68,750	103,125	137,500	137,500	137,500	137,500
300,000	. . . . . . . . .	41,250	82,500	123,750	165,000	165,000	165,000	165,000
350,000	. . . . . . . . .	48,125	96,250	144,375	192,500	192,500	192,500	192,500
400,000	. . . . . . . . .	55,000	110,000	165,000	220,000	220,000	220,000	220,000
450,000	. . . . . . . . .	61,875	123,750	185,625	247,500	247,500	247,500	247,500
500,000	. . . . . . . . .	68,750	137,500	206,250	275,000	275,000	275,000	275,000

____________

(1) The table sets forth the combined benefits payable under the SERP, the Pension Plan and Social Security.

     "Final average earnings" is the average of the participant's highest annual compensation in any three of the participant's last ten years of employment by the Company or a participating subsidiary. The annual compensation considered in any given year to determine the "final average earnings" of a participant consists of amounts that typically would be included in the Salary and Bonus columns of the Summary Compensation Table. The table above describes annual benefits beginning at normal retirement, assuming payment in the form of a joint and 75% survivor annuity for SERP and Pension Plan amounts. For purposes of this table, "normal retirement" means retirement at age 60. A participant who retires prior to normal retirement and after attaining age 55 with 10 years of service will be entitled to reduced benefits, if payment of such benefits commences prior to age 60.

     Final average earnings for purposes of computing benefits, and age and estimated credited years of service as of the fiscal 2003 year-end, for each of the executive officers included in the Summary Compensation Table were as follows: $474,078, age 48 and 23 years for Thomas W. Dickson; $408,758, age 53 and 4 years for John B. Woodlief; $330,306, age 53 and 26 years for Fred A. Jackson; and $365,205, age 52 and 17 years for Frederick J. Morganthall, II.

                                                                                     12

Stock Option Plans

     The following table sets forth information regarding options granted to the executive officers named in the Summary Compensation Table during fiscal 2003. No free-standing stock appreciation rights ("SARs") were granted to executive officers during such year.

Option/SAR Grants in Last Fiscal Year
Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#) (1)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5% ($)	10% ($)

Thomas W. Dickson	3,000	0.7%	$14.385	11/20/09	$17,568	$40,942
	12,000	2.8%	$14.385	11/20/12	$108,560	$275,112
John B. Woodlief	3,451	0.8%	$14.385	11/20/09	$20,210	$47,097
	6,549	1.5%	$14.385	11/20/12	$59,247	$150,142
Fred A. Jackson	3,702	0.9%	$14.385	11/20/09	$21,679	$50,522
	6,298	1.5%	$14.385	11/20/12	$56,976	$144,388
Frederick J. Morganthall, II	9,914 86	2.3%	$14.385 $14.385	11/20/09 11/20/12	$58,058 $778	$135,299 $1,972

_____________

(1)   Represents the number of shares covered by options granted to the named executives on November 20, 2002 pursuant to the Company's 2000 Plan. Such options have an exercise price equal to 100% of fair market value of such shares on the date of grant. All such options granted on a particular date to a particular executive vest in aggregate at the rate of 20% per year over five years. Vesting of such options may be accelerated in certain circumstances involving a change in control of the Company. Furthermore, the number of shares subject to options will be appropriately adjusted in the event of a stock dividend or reclassification or in the event of certain mergers or consolidations involving the Company. Options expire if the employment of the optionee is terminated for any reason other than death, disability, retirement with the consent of the Company or termination without cause by the Company.
(2)  Based upon options to purchase 424,500 shares granted to all employees during fiscal 2003.
(3)  The amounts represent assumed rates of appreciation in the price of Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the actual future price of the Common Stock. The 5% rate of appreciation of the $14.385 exercise price over the seven and ten year option terms results in pro forma prices per share of $20.24 and $23.43, respectively. The 10% rate of appreciation of the $14.385 exercise price over the seven and ten year option terms results in pro forma prices per share of $28.03 and $37.31, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

                                                                                                                 13

     The following table sets forth information regarding options exercised during fiscal 2003 by the executive officers named in the Summary Compensation Table and the value of each such executive officer's unexercised stock options held at fiscal year-end.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) (Exercisable/ Unexercisable)	Value of Unexercised In- the-Money Options/SARs at FY-End ($)(1) (Exercisable/ Unexercisable)

Thomas W. Dickson	12,000	$46,890	45,700/57,300	$15,444/$44,241
John B. Woodlief	-	-	30,000/55,000	$42,900/$78,400
Fred A. Jackson	3,200	$12,088	39,000/38,500	$41,850/$33,355
Frederick J. Morganthall, II	8,000	$24,820	48,000/26,000	$ 7,245/$14,050

__________

(1)     Based on the closing price of the Company's Common Stock on the New York Stock Exchange on September 26, 2003 of $15.79.

14

REPORT OF THE COMPENSATION AND
SPECIAL STOCK OPTION COMMITTEE

     The Compensation and Special Stock Option Committee of the Board of Directors (the "Compensation Committee") is responsible for setting the remuneration levels for executives of the Company and for overseeing the Company's various executive compensation plans and the overall management compensation program. Periodically, the Compensation Committee obtains independent and impartial advice from external compensation consulting firms in executing its responsibilities. The Compensation Committee, currently composed of the three outside directors listed at the conclusion of this report, met twice and acted twice by unanimous written consent during fiscal 2003.

General Executive Compensation Philosophy

     A primary objective of the Company's executive compensation program is to enhance the shareholder value in the Company. To help achieve this objective, the Company's executive compensation program is designed both to attract and retain the most qualified executives by creating competitive compensation packages and to motivate the Company's executives to produce strong financial performance by tying corporate and individual performance to compensation levels. The Company's executive compensation package consists generally of annual base salary and incentive compensation, as well as stock options.

     Annual Compensation. The Company's annual compensation for its executives consists of base salary and incentive compensation. As a starting point for determining the total annual compensation levels for executives, the Compensation Committee considers the annual compensation packages of companies that the Company considers to be its competitors. These competitor companies typically consist of (i) companies that operate in the specific industries in which the Company's subsidiaries operate, (ii) regional companies that are comparable in size to the Company, and (iii) other companies (including companies for which the Company's directors serve as directors) with which the Company believes it competes for its top executives. Such competitor companies include some, but not all, of the companies in the Standard & Poor's ("S&P") Food Retail Index and the S&P Apparel, Accessories and Luxury Goods Index used in preparing the graph included herein. In addition, these competitor companies may include companies that are not included in any of the indices represented in such graph.

     The total annual compensation levels of the respective executives are also designed to reflect the varying duties and responsibilities of each executive's position with the Company or a subsidiary, as appropriate, with consideration given to the relative size and complexity of each business unit, as well as the unit's relative contribution to the consolidated financial condition and results of operation of the Company. As a general rule, the total annual compensation of executives employed by the holding company is somewhat higher than the salaries of the other executives, primarily due to the higher level of responsibilities of the holding company executives for the Company's total performance.

     Base salary typically is determined by the Compensation Committee within base salary ranges determined as described above. Annual incentive compensation is provided through a bonus plan that the Company maintains for certain salaried personnel. The bonus plan directly links incentive pay to achievement of predetermined, objective performance goals. For an executive employed directly by the holding company, incentive pay is based on return on beginning consolidated shareholders' equity. With respect to an executive officer employed directly by Harris Teeter, Inc., the Company's supermarket subsidiary, and American & Efird, Inc. ("A&E"), the Company's thread subsidiary, incentive compensation is based on operating profit margin and pretax return on capital employed, respectively, for such subsidiary. If the Company or a subsidiary, as applicable, achieves the predetermined minimum goals, executives are paid a predetermined percentage of base compensation as incentive pay. The percentage of base compensation payable as incentive compensation increases proportionally until a maximum performance goal, also predetermined, is achieved with respect to the applicable measure of performance.

     Generally, the total annual compensation paid to the Company's executives is equal to or lower than the median of the range of total annual compensation provided by the competitor companies, for both the Chief Executive Officer and the remaining executive officers.

     Long-Term Incentive Compensation. The Company provides long-term incentive compensation to its executives through the grant of options pursuant to its stock option plans. The Compensation Committee believes

                                                                                       15

that one important goal of the executive compensation program should be to provide executives - who have significant responsibility for the management, growth and future success of the Company - with an opportunity to increase their ownership and potentially to gain financially from the Company's stock price increases. Options generally are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. This approach ensures that the best interests of the stockholders and executives will be closely aligned and will provide incentive for executives to enhance the long-term financial performance of, and therefore shareholder value in, the Company.

     The Compensation Committee administers the Company's various stock option plans, including the determination of the employees to whom options are granted, the terms on which such options are granted and the number of shares subject to such options. In general, criteria to determine which key employees are eligible to participate in the stock option plans include the duties of the respective employees, their present and potential contributions to the success of the Company or its subsidiaries and the anticipated number of years of effective service remaining.

     During fiscal 2003, the Compensation Committee granted options to a number of employees, including certain executives, based primarily on criteria such as length of employment with the Company or its subsidiaries, new employment and promotions. The Compensation Committee also considers the number of options previously granted to employees when it determines new option grants.

    Other Compensation. In addition to the above forms of compensation, the Company and its subsidiaries also maintain key employee life insurance plans for its executive officers and certain other key employees of the Company or its subsidiaries. The Company maintains the SERP, in which executives participate at the discretion of the SERP administrative committee, whose members are the same as the Compensation Committee. The Company also maintains the Pension Plan, the ESOP, the Ruddick Savings Plan and the Ruddick Corporation Flexible Deferral Plan in which executives and other employees are entitled to participate upon satisfaction of the eligibility requirements set forth in the respective plans. In addition, eligible employees at A&E participate in the American & Efird, Inc. Employees' Profit Sharing Plan.

Compensation for Thomas W. Dickson

     The general philosophy and policies of the Compensation Committee described above are equally applicable to the compensation recommendations made with respect to Thomas W. Dickson, the President and Chief Executive Officer of the Company.

    The overall level of annual compensation in fiscal 2003 for Mr. Dickson generally was determined based on the process described above in "Annual Compensation." The increase in the base salary paid to Mr. Dickson in fiscal 2003 reflects primarily the Compensation Committee's evaluation of his achievement of personal performance objectives and corporate operating results during fiscal 2002.

    Fiscal 2003 annual incentive compensation under the bonus plan for Mr. Dickson was determined based on the return on beginning consolidated shareholders' equity. Pursuant to this formula, if a predetermined minimum return is achieved in a given year, Mr. Dickson is entitled to incentive compensation equal to 30% of his base compensation. The percentage of base compensation payable as incentive compensation increases proportionally until a predetermined maximum return is achieved, where a maximum of 120% of his base compensation will be paid as incentive compensation. During the 2003 fiscal year, Mr. Dickson earned incentive compensation equal to 67% of his base pay. His incentive compensation for fiscal 2002 was 46% of his fiscal 2002 base pay.

                                                                 SUBMITTED BY THE COMPENSATION AND
                                                                 SPECIAL STOCK OPTION COMMITTEE

                                                                 John R. Belk
                                                                 John P. Derham Cato
                                                                 James E. S. Hynes

                                                                                              16

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN
FOR FIVE-YEAR PERIOD ENDING SEPTEMBER 30, 2003

     The following graph presents a comparison of the yearly percentage change in the Company's cumulative total shareholders' return on the Company's Common Stock with the (i) Standard & Poor's 500 Index, (ii) Standard & Poor's Midcap 400 Index, (iii) Standard & Poor's Food Retail Index, and (iv) Standard & Poor's Apparel, Accessories & Luxury Goods Index for the five-year period ended September 30, 2003.

Comparison of Five-Year Cumulative Total Return*
Among Ruddick Corporation and Certain Indices**

DOLLARS
200
180
160
140
120
100
80
60
40
20
0
9/98
9/99
9/00
9/01
9/02
9/03
RUDDICK CORPORATION
S & P 500
S & P MIDCAP 400
S & P FOOD RETAIL
S & P APPAREL, ACCESSORIES & LUXURY GOODS

Measurement Period	Ruddick Corp.	S&P 500	S&P Midcap 400	S&P Food Retail	S&P Apparel, Accessories & Luxury Goods
9/30/98	100.00	100.00	100.00	100.00	100.00
9/30/99	95.04	127.81	125.50	79.32	81.77
9/30/00	85.37	144.78	179.73	71.96	81.87
9/30/01	96.56	106.24	145.58	75.57	90.14
9/30/02	98.00	84.48	138.74	47.85	113.56
9/30/03	102.79	105.09	175.94	50.47	127.94

_____________

* $100 invested on 09/30/98 in stock or index -- including reinvestment of dividends.
** The Company utilizes two indices, rather than a single index, for its peer group comparison: Standard & Poor's Food Retail Index and Standard & Poor's Apparel, Accessories & Luxury Goods Index. The Company believes that the separate presentation of these indices more accurately corresponds to the Company's primary lines of business. During the 2003 fiscal year, the Standard & Poor's Apparel and Accessories Index was renamed the Standard & Poor's Apparel, Accessories & Luxury Goods Index.

17

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

    Effective April 18, 2002, upon the recommendation of the Audit Committee, the Board of Directors approved the dismissal of its independent public accountants, Arthur Andersen LLP, and engaged KPMG LLP as its new independent public accountants. KPMG LLP has reviewed the Company's financial statements for its fiscal quarters beginning with the quarter ended March 31, 2002 and audited the Company's financial statements for the fiscal years ended September 29, 2002 and September 28, 2003.

    During the Company's fiscal years ended October 1, 2000, and September 30, 2001, and the subsequent interim periods through April 18, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements for such periods. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the Company's fiscal years ended October 1, 2000 and September 30, 2001, or during any subsequent interim period through April 18, 2002.

     The audit reports issued by Arthur Andersen LLP on the Company's consolidated financial statements as of and for the fiscal years ended October 1, 2000 and September 30, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures, and a letter from Arthur Andersen LLP confirming its agreement with these disclosures was filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 23, 2002.

     During the Company's fiscal years ended October 1, 2000 and September 30, 2001, and through April 18, 2002, the Company did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Pursuant to its authority, the Company's Audit Committee will select the Company's independent public accountants for the current fiscal year at a meeting prior to the Annual Meeting. A representative of KPMG LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he wishes to do so, and to respond to questions from shareholders.

Audit Fees

     The fees billed or incurred by KPMG LLP for services rendered to the Company for the fiscal years indicated below were as follows:

	Fiscal Year Ended
	September 28, 2003	September 29, 2002
Audit Fees ...........	$635,011	$327,406
Audit Related Fees (1) ......	$ 96,500	$ 26,284
Tax Fees (2) ..........	$232,712	$ 15,482
All Other Fees (3) ........	$253,469	$ 23,600

__________________

     (1) Consists of audits of employee benefit plans and consultation fees related to the audit or review of the Company's financial statements.
     (2) Consists of tax compliance and related tax matters.
     (3) Consists of due diligence assistance and other various matters related to joint venture and merger and acquisition activity.

                                                                         18

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Public Accountants

     The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent public accountants. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent public accountants in order to assure that they do not impair the accountant's independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent public accountants must be pre-approved.

     Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the audit committee subject to pre-set fee limits. If a category of services is so approved, the audit committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company's independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If a permissible non-audit service is approved by the Chair or his designee, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services are consistent with the SEC's rules on auditor independence and are compatible with maintaining KPMG LLP's independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During fiscal 2003, Metro Marketing acted as a designated broker for Harris Teeter for various of its HT Trader private label products and other specialty products. Metro Marketing, in its role as independent broker, performed various services on behalf of Harris Teeter including order placement, interface with manufacturers for product issues or product problems, marketing and retail support services and the development of new products. Third party manufacturers represented by Metro Marketing that provide these products to Harris Teeter are required to pay Metro Marketing a fee based upon the amount of product sold. Rush Dickson (the brother of Thomas W. Dickson and son of R. Stuart Dickson) acquired Metro Marketing on November 15, 2002. Prior to becoming the owner of Metro Marketing, Rush Dickson was an agent for Metro Marketing. During fiscal year 2003, Harris Teeter purchased approximately $9,200,000 million of product from manufacturers represented by Metro Marketing resulting in fees of approximately $331,000 paid to Metro Marketing.

     Effective May 1, 2002, Alan T. Dickson and R. Stuart Dickson (collectively, the "Retired Executives") retired from the Company as executive officers, but retained their positions on the Board of Directors as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors, respectively. At that time, the Retired Executives became eligible to receive retirement benefits earned during their employment with the Company. The targeted aggregate annual retirement benefit for each of the Retired Executives pursuant to the SERP, Pension Plan and Social Security was $241,573. In addition, beginning in January 2003 each of Alan T. Dickson and R. Stuart Dickson began to receive monthly payments for a fifteen-year period pursuant to, and in accordance with the terms of, an historical deferred compensation plan in the amounts of $26,315 and $19,899, respectively.

     In addition, effective May 1, 2002, the Retired Executives each became entitled to certain additional benefits for so long as they continue in their capacities as Chairman of the Board and Chairman of the Executive Committee, including (i) the annual non-employee director fee, which is currently $22,000, an additional annual fee in the amount of $30,000 for their respective chairmanships and a non-employee director fee for each Board of Directors or committee meeting attended, which is currently $1,000, (ii) medical and dental insurance coverage that, when considered in combination with Medicare, is as comparable as reasonably possible to the medical and dental insurance provided to the Retired Executives by the Company prior to their retirement, (iii) life insurance coverage that, when considered in combination with the insurance provided to the Retired

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Executives by the Key Life Plan, Directors' Term Insurance and the Senior Officers Insurance Program, is approximately equal to the face amount of coverage provided to the Retired Executives prior to their retirement ($2,625,000 for R. Stuart Dickson and $1,625,000 for Alan T. Dickson), (iv) accidental death and dismemberment plan insurance coverage, (v) use of the Company aircraft, facilities, office space, administrative support and parking space to the extent such use does not interfere with normal use by the Company, and (vi) payment of club dues and assessments for various organizations in which the Retired Executives hold memberships.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires the Company's directors and executive officers to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities and to provide copies of such reports to the Company. To the Company's knowledge, based solely on a review of such copies or written representations relating thereto, insiders of the Company complied with all filing requirements.

SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement for its 2005 annual meeting of shareholders is August 24, 2004. Any shareholder proposal to be submitted at the 2005 annual meeting of shareholders (but not required to be included in the Company's proxy statement), including nominations for election to the Board of Directors, must also comply with Article III, Section 12 of the Company's Bylaws, which requires that a shareholder give written notice to the Company not later than the 45th day prior to the first anniversary of the date the Company first mailed its proxy materials for the preceding year's annual meeting of shareholders. Shareholder proposals submitted at the 2005 annual meeting of shareholders (but not required to be included in the Company's proxy statement) will not be considered timely unless the notice required by the Bylaws is delivered to the Secretary of the Company not later than November 7, 2004.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The Securities and Exchange Commission rules permit registrants to send a single set of the annual report and proxy statement to any household at which two or more shareholders reside if the registrant believes they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. Those options are available to you at any time.

ANNUAL REPORT

     The Annual Report of the Company for the year ended September 28, 2003, including financial statements, accompanies this Proxy Statement.

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OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxies in accordance with their best judgment.

                                                                                              By order of the Board of Directors

                                                                                              Douglas J. Yacenda
                                                                                              Secretary

December 22, 2003

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APPENDIX A

RUDDICK CORPORATION
AUDIT COMMITTEE CHARTER
(as amended on August 21, 2003)

I.    Purpose. The Audit Committee is appointed by the Board to assist the Board with the oversight of: (1) the integrity of the financial statements and internal controls of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the outside auditor's independence and qualifications, and (4) the performance of the Company's internal audit function and outside auditors. The Audit Committee also is responsible for overseeing the preparation of the report of the Audit Committee required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

II.    Members. The Audit Committee shall consist of between three and five members of the Board. The members of the Committee shall meet the independence, financial literacy and accounting or related financial management expertise requirements of the SEC and the New York Stock Exchange, which are in effect from time to time, as determined by the Board. Ordinarily, at least one member of the Committee should meet the SEC's definition of an "audit committee financial expert." The Board, after due consideration of the recommendation of the Corporate Governance & Nominating Committee, shall appoint the members of the Audit Committee and designate its Chair. Members of the Audit Committee shall serve at the pleasure of the Board or until successors are appointed.

No committee member may simultaneously serve on the audit committee of more than three public companies (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such committee member to serve on the committee and the Company discloses such determination in the Company's proxy statement.

III.   Duties and Responsibilities. The Audit Committee shall:

1. Annually retain, evaluate and, if appropriate, terminate and replace the Company's outside auditor. The Audit Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditor. The Audit Committee shall approve in advance the engagement of the outside auditor, including audit engagement fees and the overall terms of services to be provided. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.
2. Pre-approve any permitted non-audit services to be performed by the outside auditor.
3. Annually obtain and review a report from the outside auditor describing all relationships between the outside auditor and the Company. The Audit Committee shall consider, at least annually, the independence of the outside auditor, including considering whether the provision of non-audit services by the outside auditor is compatible with the auditor's independence.
4. Annually obtain and review a report by the outside auditor describing the auditor's internal quality control procedures, any material issues raised by its most recent internal quality control review or peer review, and any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm and any steps taken to deal with any such issues.
5. Establish policies for the hiring of employees and former employees of the outside auditor.
6. From time to time, discuss generally the presentation and types of information included in the earnings press releases, and, if applicable, financial information and earnings guidance provided to analysts and rating agencies.

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7. Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.
8. Review the annual audited financial statements and quarterly financial statements, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management and the outside auditor.
9. Review from time to time (but in no event less often than annually) with the outside auditor and management, as appropriate:
a. Significant financial reporting issues and judgments identified by management or the outside auditor and made in connection with the preparation of the Company's financial statements;
b. Major issues identified by management or the outside auditor regarding the Company's accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices suggested by the outside auditor, internal auditor or management;
c. Matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;
d. Audit problems or difficulties encountered and raised by the outside auditor in the course of the audit work and reported by the outside auditor to the Audit Committee, including restrictions on the scope of activities or access to required personnel or information, and disagreements with management; and
e. Principles of accounting proposed or promulgated by regulatory accounting authorities and brought to the attention of the Audit Committee.
10. Review the audited financial statements and recommend to the Board whether the financial statements should be included in the annual report on Form 10-K.

11. Review and discuss with management and the outside auditor, as appropriate, the responsibilities, budget, significant findings and staffing of the Company's internal audit function.

12. Meet with management and the Company's outside legal counsel, as appropriate, to review their reports on legal matters that they believe may have a material impact on the Company's financial statements and any material reports or inquiries received by the Company from regulators or governmental agencies.

13. Consult with the outside auditor and management periodically, as needed, concerning the Company's internal controls, including any significant deficiencies and significant changes in internal controls.

14. Establish procedures for and periodically receive reports regarding (a) the receipt, retention, validation and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

15. Review and assess annually the Audit Committee's performance of the duties specified in this Charter and the adequacy of this Charter, and recommend any proposed changes to the Corporate Governance & Nominating Committee of the Board.

16. Review annually management's programs regarding adherence to and the distribution of any code of business conduct or ethics policy adopted by the Company in compliance with SEC or NYSE requirements. The Committee shall receive reports of violations of, and review and either approve or disapprove any request for waiver of, such policies by any director, executive officer and the principal accounting officer.

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  IV. Outside Advisors. The Audit Committee shall have the authority and access to Company resources sufficient to retain, compensate and terminate such outside advisors as it determines appropriate to assist the Audit Committee in the performance of its functions.

V. Meetings. The Audit Committee shall meet as it deems necessary or appropriate in its judgment, and as required by law or applicable regulations, either in person or telephonically. The Audit Committee shall meet periodically with management, the Company's internal audit staff, and the outside auditor in separate executive sessions. The Audit Committee shall keep minutes of its proceedings and make regular reports to the Board with respect to its activities.

VI. Delegation. To the extent permitted by law, regulations and NYSE listing standards, the Audit Committee may delegate any of its responsibilities to the Chairman or to a subcommittee as it deems appropriate. In the case of such delegation, the Chairman or subcommittee, as applicable, shall make regular reports to the Audit Committee regarding such delegated responsibilities.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RUDDICK CORPORATION

ANNUAL MEETING, FEBRUARY 19, 2004

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Ruddick Corporation, a North Carolina corporation, hereby constitutes and appoints Edwin B. Borden, Jr., Alan T. Dickson and R. Stuart Dickson, and each of them, attorneys and proxies, with full power of substitution, to act for and on behalf of the undersigned to vote all shares of Ruddick Corporation Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in the Auditorium, 12th Floor, Two Wachovia Center, 301 S. Tryon Street, Charlotte, North Carolina on Thursday, February 19, 2004, at 10:00 A.M., E.S.T. and any adjournment or adjournments thereof, as set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AND THIS PROXY CARD IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

This proxy card, when signed and returned, will also constitute voting instructions to T. Rowe Price Trust Company to vote or cause to be voted the shares held by T. Rowe Price Trust Company for the account of the undersigned in the Ruddick Employee Stock Ownership Plan. If this proxy card is not returned, or is returned unsigned, the shares will not be voted.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated December 22, 2003, and the Proxy Statement furnished therewith.

PLEASE VOTE, DATE AND SIGN ON REVERSE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

HAS YOUR ADDRESS CHANGED?                          DO YOU HAVE ANY COMMENTS?

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[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

RUDDICK CORPORATION

Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

RECORD DATE SHARES:

1. Election of the following four nominees as Directors listed below for three-year terms.                Alan T. Dickson     Anna Spangler Nelson        Bailey W. Patrick          Robert H. Spilman, Jr.

               For All Nominees                       Withhold                                For All Except
                            [ ]                                           [ ]                                              [ ]

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2. The proxies are authorized to act upon any other business which may properly be brought before said meeting or any adjournment thereof.
Please be sure to sign and date this Proxy
Date________________________________
____________________________________ Shareholder sign here
_____________________________________
Co-owner sign here

Please sign exactly as your name(s) appear(s) on the stock certificate, as printed on this proxy card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or a partnership, this signature should be that of an authorized officer or partner who should state his or her title.

DETACH CARD                                                                                               DETACH CARD